Exhibit 21
Subsidiaries of EnPro Industries, Inc.
(as of December 31, 2006)

		% of Voting
	Place of	Securities
Consolidated Subsidiary Companies	Incorporation	Owned
EnPro Industries, Inc.	North Carolina	100
EnPro Industries Int’l Trading (Shanghai) Co., Ltd.	China	100
Kunshan Q-Tech Air System Technologies Ltd.	China	100
Coltec Industries Inc	Pennsylvania	100
Coltec do Brasil Productos Industriais Ltda.	Brazil	89
Coltec Finance Company Limited	United Kingdom	100
Coltec Industrial Products LLC	Delaware	100
Coltec Industries France SAS	France	25
Garlock France SAS	France	100
Liard, S.A.S.	France	100
Coltec Industries Pacific Pte Ltd	Singapore	100
Coltec International Services Co.	Delaware	100
Coltec do Brasil Productos Industriais Ltda.	Brazil	11
Garlock Korea, Inc.	Korea	11
Coltec Productos y Servicios S.A.	Mexico	25
Stempro de Mexico, S. de R.L. de C.V.	Mexico	25
Coltec Productos y Servicios S.A.	Mexico	75
Compressor Products Holdings, Inc.	Delaware	100
Allwest Compressor Products ULC	Canada	100
Corrosion Control Corporation	Colorado	100
GGB LLC	Delaware	100
Garlock (Great Britain) Limited	United Kingdom	100
Garlock Korea, Inc.	Korea	89
Garlock Sealing Technologies LLC	Delaware	100
Garlock International Inc	Delaware	100
Garlock of Canada Ltd	Ontario, Canada	100
Garlock de Mexico, S.A.	Mexico	99.9
Garlock Overseas Corporation	Delaware	100
Garlock de Mexico, S.A.	Mexico	0.01
Garlock Pty Limited	Australia	80
Garrison Litigation Management Group, Ltd.	Delaware	92.3
The Anchor Packing Company	Delaware	100
GGB Brasil Industria de Mancais E Componentes Ltda.	Brazil	0.01
GGB, Inc.	Delaware	100
GGB Brasil Industria de Mancais E Componentes Ltda.	Brazil	99.99

		% of Voting
	Place of	Securities
Consolidated Subsidiary Companies	Incorporation	Owned
GGB Italy s.r.l.	Italy	100
GGB Slovakia s.r.o.	Slovakia	100
GGB Real Estate GmbH	Germany	100
GGB Heilbronn GmbH	Germany	100
GGB Verwaltungsgesellschaft mbH	Germany	100
GGB Germany GmbH & Co KG	Germany	100
GGB Tristar Suisse S.A.	Switzerland	100
GGB Austria GmbH	Austria	100
GGB UK Limited	United Kingdom	100
GGB Great Britain Limited	United Kingdom	100
GGB Holdings E.U.R.L.	France	100
GGB France E.U.R.L.	France	100
HTCI Inc.	Michigan	100
Holley Automotive Systems GmbH	Germany	100
Garlock GmbH	Germany	100
Coltec Industries France SAS	France	75
Garlock France SAS	France	100
Liard, S.A.S.	France	100
QFM Sales and Services, Inc.	Delaware	100
Stemco Holdings, Inc.	Delaware	100
Stemco LP	Texas	99
Stemco LP	Texas	1
Stempro de Mexico, S. de R.L. de C.V.	Mexico	75

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